CUSIP No. 208242107

EXHIBIT 2

POWER OF ATTORNEY

for Executing Forms 3, 4 and 5 and

Schedules 13G and 13D

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David A. Knight, William B. Keisler and Todd C. Ferguson the undersigned’s true and lawful attorneys-in-fact to:

(1) execute, for and on behalf of the undersigned, any one or more Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “34 Act”), and the rules thereunder; and Schedules 13G and 13D, and amendments thereto, in accordance with Section 13 of The 34 Act and the rules thereunder;

(2) do and perform any and all acts, for and on behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 or Schedules 13G and 13D, and any amendments thereto, and the timely filing of such forms and schedules with the United States Securities and Exchange Commission and any other authority; and

(3) provide instructions to the Voting Trustee of the Conns Voting Trust on the undersigned’s behalf with respect to any shares of Conn’s Inc. common stock which the undersigned has deposited, or may in the future deposit, in the Conns Voting Trust, and execute on the undersigned’s behalf any certificates, stock powers, or other documents with respect to or in connection with the Conns Voting Trust; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorneys-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended, or other applicable Securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of December, 2012.

/s/ Caroline Stephens

Caroline Stephens